Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2008

Calabasas Hills, CA — February 12, 2009 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2008, which ended on December 30, 2008.

Total revenues decreased 1.5% to $400.4 million in the fourth quarter of fiscal 2008 from $406.3 million in the prior year fourth quarter.  Net income and diluted net income per share were
$7.1 million and $0.12, respectively.

In the fourth quarter of fiscal 2008, the Company recorded pre-tax, non-cash charges of $3.0 million related to the partial impairment of three Cheesecake Factory restaurants.  The asset impairment charges reduced reported diluted net income per share by $0.03.  Excluding these charges, net income and diluted net income per share were $9.0 million and $0.15, respectively.

Operating Results

Comparable restaurant sales decreased 7.1% in the fourth quarter of fiscal 2008 from the fourth quarter of the prior year.  By concept, comparable restaurant sales decreased 7.0% and 8.1% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the fourth quarter of fiscal 2008 from the fourth quarter of the prior year.

“Our financial performance was as expected for the quarter and in-line with our guidance,” said David Overton, Chairman and CEO.  “We wrote down the value of three Cheesecake Factory restaurants this quarter, but the restaurants will remain open as we work to improve their productivity.

“We are committed to effectively managing our business and containing costs.  Our team did a solid job this quarter, particularly in holding down G&A expenses and managing restaurant-level expenses relative to the challenging sales environment.  As anticipated, we generated approximately $84 million in free cash flow in fiscal 2008 contributing to a healthy year-end cash balance, some of which we plan to use to reduce our debt in 2009.   This will further strengthen our balance sheet and help position us to exit the year as a stronger company.

“Our focus in 2009 is on further enhancing the strength of our brands.  This encompasses a continued commitment to taking care of every guest, every day by delivering high levels of quality and service, and driving menu innovation to remain relevant and meet guests’ needs.  These areas are even more important today in light of reduced consumer discretionary spending,” concluded Overton.

Development

As planned, the Company opened two new Cheesecake Factory restaurants in the fourth quarter of fiscal 2008 for a total of seven new restaurants in fiscal 2008.

In fiscal 2009, the Company now expects to open one restaurant in the first quarter and as many as two additional restaurants during the remainder of the year.  The total number of new restaurants opened during fiscal 2009 will depend on economic conditions and the readiness of developments in which our restaurants will be located.  The Company’s objective is to maintain capital flexibility and take steps that are appropriate for current market conditions.

Financial Reporting Dates in Fiscal 2009

The Company plans to announce quarterly financial results and hold conference calls to discuss its results for the first three quarters of fiscal 2009 as outlined below.  The earnings press releases will be issued at approximately 1:15 p.m. Pacific Time and the conference calls will follow at 2:00 p.m. Pacific Time on the same day.  Dates and times could be subject to change.

Quarter Ending	Earnings Release and Conference Call Dates
March 31, 2009	April 23, 2009
June 30, 2009	July 23, 2009
September 29, 2009	October 22, 2009

Conference Call and Webcast

A conference call to review the results for the fourth quarter of fiscal 2008 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through March 11, 2009.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 145 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2008 average annual unit sales of approximately $9.8 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $10.6 million in fiscal 2008.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to macro national and regional economic and credit market conditions, rising unemployment, public safety conditions, adverse weather and other factors outside of the Company’s control that impact consumer confidence and spending.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to additional risks and uncertainties due to the conditions discussed above and other factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Although the Company recorded non-cash charges relating to the impairment of three Cheesecake Factory restaurants during the fourth quarter of fiscal 2008, the Company may find it necessary to record additional asset impairment charges in the future.  The Company is also subject to risks and uncertainties related to the economic condition of suppliers, vendors and other third parties providing goods or services to the Company.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission (“SEC”).  These filings are available on a website maintained by the SEC at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	December 30, 2008		January 1, 2008		December 30, 2008		January 1, 2008
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$400,353	100.0%	$406,291	100.0%	$1,606,406	100.0%	$1,511,577	100.0%
Costs and expenses:
Cost of sales	107,345	26.8%	106,304	26.2%	416,801	26.0%	380,996	25.2%
Labor expenses	132,641	33.1%	131,280	32.3%	533,080	33.2%	491,614	32.5%
Other operating costs and expenses	101,693	25.4%	94,003	23.1%	397,498	24.7%	353,547	23.4%
General and administrative expenses	21,817	5.5%	24,247	6.0%	83,731	5.2%	83,949	5.6%
Depreciation and amortization expenses	18,781	4.7%	17,335	4.3%	73,290	4.6%	64,202	4.2%
Impairment of assets	2,952	0.7%	0	0.0%	2,952	0.2%	0	0.0%
Preopening costs	2,665	0.7%	10,990	2.7%	11,883	0.7%	26,466	1.8%
Total costs and expenses	387,894	96.9%	384,159	94.6%	1,519,235	94.6%	1,400,774	92.7%
Income from operations	12,459	3.1%	22,132	5.4%	87,171	5.4%	110,803	7.3%
Interest expense	(3,289)	(0.8)%	(3,759)	(0.9)%	(14,788)	(0.9)%	(10,852)	(0.7)%
Interest income	321	0.1%	522	0.1%	1,849	0.1%	4,703	0.3%
Other (expense)/income, net	(721)	(0.2)%	193	0.1%	(977)	(0.0)%	1,009	0.1%
Income before income taxes	8,770	2.2%	19,088	4.7%	73,255	4.6%	105,663	7.0%
Income tax provision	1,690	0.4%	5,762	1.4%	20,962	1.3%	31,699	2.1%
Net income	$7,080	1.8%	$13,326	3.3%	$52,293	3.3%	$73,964	4.9%

Basic net income per share	$0.12		$0.19		$0.82		$1.02
Basic weighted average shares outstanding	59,366		69,696		63,822		72,475

Diluted net income per share	$0.12		$0.19		$0.82		$1.01
Diluted weighted average shares outstanding	59,404		70,500		64,009		73,504

Selected Segment Information
Revenues:
Restaurants	$374,406		$383,518		$1,536,543		$1,448,315
Bakery	38,264		35,832		119,540		112,368
Intercompany bakery sales	(12,317)		(13,059)		(49,677)		(49,106)
	$400,353		$406,291		$1,606,406		$1,511,577

Income from operations:
Restaurants	$30,159		$43,447		$158,803		$183,911
Bakery	4,319		4,565		13,109		16,265
Corporate	(22,019)		(25,880)		(84,741)		(89,373)
	$12,459		$22,132		$87,171		$110,803

Selected Consolidated Balance Sheet Information	December 30, 2008	January 1, 2008
Cash and cash equivalents	$80,365	$36,867
Investments and marketable securities	996	12,362
Total assets	1,142,630	1,145,753
Long-term debt	275,000	175,000
Total liabilities	690,064	582,827
Stockholders’ equity	452,566	562,926

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Supplemental Information	December 30, 2008	January 1, 2008	December 30, 2008	January 1, 2008
Comparable restaurant sales percentage change (1)	(7.1)%	(0.4)%	(4.6)%	0.6%
Restaurants opened during period	2	11	7	21
Restaurants open at period-end (2)	159	153	159	153
Restaurant operating weeks (2)	2,068	1,926	8,102	7,166

(1) Includes The Cheesecake Factory and Grand Lux Cafe

(2) Includes The Cheesecake Factory, Grand Lux Cafe and RockSugar Pan Asian Kitchen

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements which present the fourth quarter and full-year fiscal 2008 changes in net income and diluted net income per share excluding the impact related to the partial impairment of three Cheesecake Factory restaurants recorded during the fourth quarter of fiscal 2008.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended		52 Weeks Ended
	December 30, 2008	January 1, 2008	December 30, 2008	January 1, 2008
Net income	$7,080	$13,326	$52,293	$73,964
Impairment of assets, after-tax	1,919	0	1,919	0
Adjusted net income before impairment of assets	$8,999	$13,326	$54,212	$73,964

Diluted net income per share	$0.12	$0.19	$0.82	$1.01
Impairment of assets, after-tax	0.03	0.00	0.03	0.00
Adjusted diluted net income per share	$0.15	$0.19	$0.85	$1.01

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